UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 8, 2010

Date of Earliest Event Reported: April 6, 2010

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2800 E. 13th Street, Ames, Iowa	50010
(Address of principal executive offices)	(U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2010, the Board of Directors (the “Board”) of Sauer-Danfoss Inc. (the “Company”), acting on the recommendation of the Compensation Committee of the Board, removed the transfer restrictions from 33,000 shares of restricted common stock of the Company (the “Shares”) that had been granted to the non-employee directors of the Company in 2007, 2008, and 2009.  Sven Ruder, President and Chief Executive Officer of the Company, holds 1,500 of the Shares, which he received in 2008 when he served as a non-employee director of the Company prior to his becoming the Company’s President and Chief Executive Officer on January 1, 2009.  The Shares comprise all of the restricted shares of Company common stock held by members of the Board as of April 6, 2010.  The Shares were awarded to the non-employee directors of the Company pursuant to individual Award Agreements, each of which imposed restrictions on transfer that were set to expire three years from the date of grant.  The Award Agreements and the Plans under which they were granted further provided that, upon a change in control of the Company, the restrictions on the Shares would automatically lapse (the “Change in Control Condition”).

The Board removed the restrictions from the Shares after determining that the Change in Control Condition will not occur if Danfoss Acquisition, Inc. successfully completes its pending cash tender offer and its planned follow-on merger to acquire all the shares of Company common stock not already owned, directly or indirectly, by Danfoss A/S and its affiliates.  If the Shares were to remain restricted, the directors would not be permitted to tender them in the tender offer or exchange them for merger consideration in the expected follow-on merger.  To avoid the ambiguity inherent in leaving the Shares outstanding after all the other shares not held by Danfoss A/S and its affiliates were either purchased in the tender offer or converted into a right to receive merger consideration, the Board determined that it would be in the best interest of the Company and its stockholders to remove the restrictions.  As a result, the directors will be permitted to tender the Shares in the tender offer for the cash consideration payable to all tendering stockholders.  The consideration payable to other stockholders will not be affected by the directors’ decision to tender the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: April 8, 2010
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer